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                                                                   EXHIBIT 3(a)


                 COMPOSITE ARTICLES OF INCORPORATION, AS AMENDED

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                       OXBORO MEDICAL INTERNATIONAL, INC.

         The undersigned, Harley Haase and Dennis L. Mikkelson, being of full age, do hereby certify that they are the president and secretary, respectively, of Oxboro Medical International, Inc., that Oxboro Medical International, Inc., is organized under the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A; and that, in accordance with Chapter 302A, at a regular meeting of the Board of Directors of Oxboro Medical held on March 3, 1994, the majority of the directors adopted the following amendment, and that the amendment correctly sets forth without change the corresponding provisions of the Articles of Incorporation as previously amended:

                                    ARTICLE I

         The name of this corporation shall be Oxboro Medical International, Inc.

                                   ARTICLE II

         This corporation has been formed for general business purposes.

                                   ARTICLE III

                  The corporation shall have all of the powers granted or available under the laws of the state of Minnesota and laws amendatory thereof and supplementary thereto, including but not limited to the following:

                  1. The power to establish and operate life centers for the control of smoking and for weight loss.

                  2. The power to acquire, own, pledge, dispose of and deal in real and personal property, tangible and intangible, shares of capital stock, rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations (including this corporation), associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government or by any state, territory, province, municipality or other political subdivision or by any governmental agency, domestic or foreign, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right whenever applicable, to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

                  3. The power to aid in any manner any corporation, association, firm or individual, any of whose securities, evidences of indebtedness, obligations or stock are held by the corporation directly or indirectly, or in which, or in the welfare of which, the corporation shall have any interest, and to guarantee securities, evidences of indebtedness and obligations of other persons, firms, associations and corporations.

                  4. The power to carry out all or any part of the purposes of this corporation as a principal or agent, or in conjunction, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to the same extent as fully as natural persons might or could do.

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                                   ARTICLE IV

                  The duration of this corporation shall be perpetual.

                                    ARTICLE V

                  The location and post office address of this corporation's registered office in this state shall be 13828 Lincoln Street, N. E., Ham Lake, Minnesota 55304.

                                   ARTICLE VI

                  The minimum amount of stated capital with which this corporation will begin business shall not be less than One Thousand and no/100 Dollars ($1,000.00).

                                   ARTICLE VII

                  The aggregate number of shares this corporation has the authority to issue shall be Two Million (2,000,000) shares, which shall consist of One Million (1,000,000) shares of Common Stock, with a par value of $.01 per share, and One Million (1,000,000) undesignated shares, with a par value of $.01 per share. The Board of Directors is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series and to set forth the designation of each such class or series and fix the relative rights and preferences of each such class or series, including, but not limited to, fixing the relative voting rights, if any, of each such class or series to the full extent permitted by law. The Board of Directors shall be authorized to issue shares of Common Stock to holders of Common Stock and to holders of any class or series of undesignated shares and to issue shares of any class or series of undesignated shares to holders of Common Stock and to holders of any class or series of undesignated shares, in any case, for any purpose.

                  All shares of Common Stock shall be equal in every respect. At all meetings of the shareholders, each shareholder of record entitled to vote thereat shall be entitled to one (1) vote for each share (and a fractional vote for and equal to each fractional share) of Common Stock standing in his name and entitled to vote at such meetings. Shareholders shall have no rights of cumulative voting. Shareholders shall not be entitled, as a matter of right, preemptive or otherwise, to subscribe or apply for a purchase or receive any part of any unissued stock or other securities of this corporation, or of any stock or other securities issued and thereafter acquired by this corporation.

                                  ARTICLE VIII

                  The name and post office address of the incorporator of this corporation are as follows:

                                Steven R. Hedges
                           2850 Metro Drive, Suite 800
                              Minneapolis, MN 55420

                                   ARTICLE IX

                  The business and affairs of this corporation shall be managed by or under the direction of a Board of Directors consisting of not less than two persons, who need not be shareholders. The number of directors may be increased by the shareholders or by a 2/3 vote of the entire Board of Directors or decreased by the shareholders to not less than three; provided, however, that any change in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of not less than 75% of the voting power of this corporation's shares outstanding and

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         entitled to vote, voting together as a single class, unless such change shall have been approved by a majority of the entire Board of Directors. If such change shall not have been so approved, the number of directors shall remain the same. For purposes of this Article IX, the shares of this corporation entitled to vote shall be those shares of this corporation's capital stock entitled to vote generally in the election of directors of this corporation.

                  The directors shall be divided into three classes, designated Class I, Class II, and Class III, except as otherwise provided pursuant to this Article IX. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1990 annual meeting of shareholders two directors shall be elected, one of whom shall be a Class I director elected for a one-year term and one of whom shall be a Class III director elected for a three-year term. Any Class II director elected by the shareholders or appointed by the Board of Directors prior to the 1992 annual meeting of shareholders shall serve until the 1992 annual meeting of shareholders. At each succeeding annual meeting of shareholders beginning in 1991, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected or appointed to fill a vacancy resulting from an increase in such class shall hold office initially for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which the director's term expires and until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Removal of a director from office by the shareholders, with or without cause, shall require the affirmative vote of the greater of (1) a majority of the voting power of this corporation's shares outstanding and entitled to vote, voting together as a single class, or (2) at least 75% of the voting power of this corporation's shares present and entitled to vote, voting as a single class. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the entire Board of Directors then in office, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected or appointed to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as such director's predecessor. In addition to the authority of the shareholders to remove directors as described above, any director appointed by the Board of Directors to fill a vacancy, however created, may be removed prior to such director's initial election by the shareholders, with or without cause, by the vote of a majority of the other members of the Board of Directors then in office.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes of capital stock (other than common stock) issued by this corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by or pursuant to the applicable terms of the certificate of designation or other instrument creating such class or series of capital stock, and such directors so elected shall not be divided into classes pursuant to this
         Article IX unless expressly provided by such terms.

                  Only persons who are nominated in accordance with the procedures set forth in this Article IX shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of this corporation may be made at a meeting of shareholders
         (a) by or at the direction of the Board of Directors or (b) by any shareholder of this corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article IX. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of this corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of this corporation not less than 50 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice

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         of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required (or would be required if this corporation were subject to Regulation 14A under the Securities Exchange Act of 1934, as amended) to be disclosed in solicitations of proxies or otherwise pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation's books, of such shareholder and (ii) the class and number of shares of this corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of this corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of this corporation unless nominated in accordance with the procedures set forth in this Article IX. The Chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this Article IX and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                  At any regular or special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of this corporation who complies with the notice procedures set forth in this Article IX. For business to be properly brought before any regular or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of this corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days prior to the meeting, provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the regular or special meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the regular or special meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
         (b) the name and address, as they appear on this corporation's books, of the shareholder proposing such business, (c) the class and number of shares of this corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in this corporation's Bylaws to the contrary, no business shall be conducted at any regular or special meeting except in accordance with the procedures set forth in this
         Article IX. The Chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Article IX and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Articles of Incorporation), the affirmative vote of the holders of the greater of
         (1) a majority of the voting power of this corporation's shares outstanding and entitled to vote or (2) at least 75% of the voting power of this corporation's shares present and entitled to vote, in each case voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article IX.

                                    ARTICLE X

                  The authority to make and alter the By-Laws of this corporation is hereby vested in the Board of Directors of this corporation is hereby vested in the Board of Directors of this corporation to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to repeal or alter such By-Laws.

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                  Authority is hereby conferred upon and vested in the Board of
         Directors of this corporation to accept or reject subscriptions for shares of its capital stock, whether such subscriptions be made before or after its incorporation. The Board of Directors shall have the authority to issue shares of stock and securities of this corporation to the full amount authorized by these Articles of Incorporation, and shall have the authority to grant and issue rights to convert securities of the corporation into shares of stock of the corporation, options to purchase shares or securities convertible into shares, warrants, and other such rights or options, and to fix the terms, provisions and conditions of such rights, options and warrants, including the option price or prices at which shares may be purchased or subscribed for and the conversion basis or bases of such rights, options and warrants.

                                   ARTICLE XI

                  The shareholders of this corporation may, by a majority vote of all shares issued, outstanding and entitled to vote:

                  1. Authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all, or substantially all, of its property and assets, including its goodwill, upon such terms and conditions and for such consideration, which may be money, shares, bonds, or other instruments for the payment of money or other property, as the Board of Directors deems expedient and in the best interests of the corporation;

                  2. Amend the Articles of Incorporation of this corporation for any reason or lawful purpose, and in the event that any such amendment adversely affects the rights of holders of shares of different classes, the affirmative vote of a majority of each such class shall be sufficient to adopt the amendment; and

                  3. Adopt and approve an agreement of merger of consolidation presented to them by the Board of Directors.

                                   ARTICLE XII

                  The corporation shall be subject to and governed by Section 302A.673 of Minnesota Statutes, as currently in effect and as may be amended from time to time.

                                  ARTICLE XIII

                  To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

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                       OXBORO MEDICAL INTERNATIONAL, INC.

                          CERTIFICATE OF DESIGNATION OF
                            RIGHTS AND PREFERENCES OF
                                  COMMON STOCK

         Pursuant to Section 302A.401 of the Minnesota Business Corporation Act:

         I, the undersigned officer of Oxboro Medical International, Inc., a Minnesota corporation (the "Company"), in accordance with the provisions of
Section 302A.401, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, the Board of Directors on August 3, 1999 adopted the following resolution designating all remaining authorized but undesignated shares of the Company's capital stock as Common Stock:

         "RESOLVED, that pursuant to the authority granted to this Board of Directors in Article VII of the Articles of Incorporation, the remaining 1,000,000 shares of authorized but undesignated capital stock of the Company, $.01 par value per share, shall hereby be designated as Common Stock, $.01 par value per share, which shares shall be entitled to vote and shall have such other rights and preferences equal to the currently authorized shares of Common Stock of the Company."

         IN WITNESS WHEREOF, I have executed this Certificate and do affirm the foregoing as true under the penalties of perjury this 12th day of August, 1999.

                                      OXBORO MEDICAL INTERNATIONAL, INC.



                                      By: /s/ Matthew E. Bellin
                                          -----------------------------
                                          Matthew E. Bellin

                                      Its: President
                                          -----------------------------


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